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                                                                    EXHIBIT 99.6

                          CONSENT OF GAIL R. WILENSKY

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him/her under the captions "The Combined Company -- Governance" and "Pro Forma Security Ownership of Certain Beneficial Owners and Management of the Combined Company" contained in the Registration Statement on Form S-4 of Health Care and Retirement Corporation and in Annex I to such Registration Statement.

August 17, 1998

                                                 /s/ GAIL R. WILENSKY

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                                                     Gail R. Wilensky